UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 9, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Tonix Pharmaceuticals Holding Corp. (the “Company”) is disclosing selected preliminary operating results for the quarter ended June 30, 2024, and certain preliminary financial condition information as of June 30, 2024, as set forth below:

•	The Company ended the quarter with approximately $4.2 million in cash and cash equivalents, and 21,164,412 shares of common stock outstanding as of August 5, 2024.
•	The Company’s net cash used in operating activities for the quarter ended June 30, 2024 was approximately $12.9 million compared to $23.4 million for the quarter ended June 30, 2023.
•	The Company’s capital expenditures for the quarter ended June 30, 2024 was approximately $0 compared to $24.0 million for the quarter ended June 30, 2023.
•	The Company’s net operating loss for the quarter ended June 30, 2024 was approximately $77.3 million, which includes non-cash impairment charges of approximately $59.0 million and an inventory write-off of approximately $1.7 million, compared to $29.0 million for the quarter ended June 30, 2023.
•	The Company’s net revenue from the sale of its marketed products for the quarter ended June 30, 2024 was approximately $2.2 million.

The Company believes that its cash resources at June 30, 2024, and the gross proceeds of approximately $4.0 million that it raised from an equity offering in the third quarter of 2024, will not meet its operating and capital expenditure requirements through the third quarter of 2024.

The above information is preliminary financial information for the quarter ended June 30, 2024 and subject to completion. The unaudited, estimated results for the quarter ended June 30, 2024 are preliminary and were prepared by the Company’s management, based upon its estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, quarter and year-end closing procedures and/or adjustments, the completion of the Company’s consolidated financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the quarter ended June 30, 2024, and its actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by the Company or its management as to its actual results for the quarter ended June 30, 2024. In addition, EisnerAmper LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of the Company’s financial statements and related notes as of and for the quarter ended June 30, 2024, the Company may identify items that would require it to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by the Company’s auditors.

The Company currently expects to file its Quarterly Report on Form 10-Q, including its financial statements for the quarter ended June 30, 2024, on or about August 14, 2024.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 9, 2024, the Company received a letter (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer meets the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq listing rules, the Company has been provided a period of 180 calendar days, or until February 5, 2025, in which to regain compliance. In order to regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Company’s common stock must be at least $1 per share for a minimum of ten consecutive business days during this 180-day period. In the event that the Company does not regain compliance within this 180-day period, the Company may be eligible to seek an additional compliance period of 180 calendar days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice to Nasdaq of its intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice to the Company that its common stock will be subject to delisting.

The Notice does not result in the immediate delisting of the Company’s common stock from the Nasdaq Capital Market. The Company intends to monitor the closing bid price of the Company’s common stock to allow a reasonable period for the price to rebound from its recent decline but will continue to consider its available options to regain compliance. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other listing requirements.

Item 8.01	Other Information.

The information included in Item 2.02 is incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s financial position and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: August 9, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer